Exhibit 10.1

EXECUTION VERSION

SEVENTH AMENDMENT TO
RECEIVABLES PURCHASE AGREEMENT

This SEVENTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of March 24, 2017, is entered into by and among ARMSTRONG RECEIVABLES COMPANY LLC, a Delaware limited liability company, as Seller (the “Seller”), ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation, individually and as Servicer (in such capacity, the “Servicer”), THE BANK OF NOVA SCOTIA, as Administrative Agent, Related Committed Purchaser and LC Bank (“Scotiabank”,  or, as applicable, the “Administrative Agent”, the “Related Committed Purchaser” or the “LC Bank”) and LIBERTY STREET FUNDING LLC, a Delaware limited liability company, as Conduit Purchaser (the “Conduit Purchaser”).

Unless otherwise provided, capitalized terms used herein without definition shall have the meanings assigned to them in, or by reference in, the Receivables Purchase Agreement identified below.

BACKGROUND RECITALS

1.The Seller, the Servicer, the Conduit Purchaser and Scotiabank are party to that certain Receivables Purchase Agreement dated as of December 10, 2010, as amended by the Omnibus Amendment Agreement dated as of August 1, 2011, the Second Omnibus Amendment to Receivables Purchase Agreement and Purchase and Sale Agreement dated as of December 21, 2011, the Third Omnibus Amendment Agreement dated as of March 28, 2013, the Fourth Amendment to the Receivables Purchase Agreement dated as of December 18, 2014, the Fourth Omnibus Amendment Agreement dated as of March 30, 2016, and the Sixth Amendment to Receivables Purchase Agreement dated as of December 21, 2016 (as so amended, the “Receivables Purchase Agreement”).

2.Pursuant to Section 6.1 of the Receivables Purchase Agreement, the parties hereto agree to amend the Receivables Purchase Agreement as described herein.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.  Amendments to the Receivables Purchase Agreement.  As of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 3 hereof:

(a)The definition of “Accrual Reserve Amount”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended and restated in order to incorporate the black-lined changes set forth below:

“Accrual Reserve Amount” means, on any date, the sum of (a) the cash discount accrual balance, (b) the volume rebate accrual balance, (c) the fileback accrual balance, (d) the mark down accrual balance and (e) the bad debt reserve accrual balance, each as reported in the most recent Servicer Report as of such date, ~~provided, that such sum shall be increased by $6,000,000 at all times during each calendar month of February and for purposes of each Settlement Date occurring in, and the Servicer Report delivered in, the following March~~.

(b)The definition of “Dilution Ratio”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended and restated in order to incorporate the black-lined changes set forth below:

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) ~~subject to the proviso below,~~ the aggregate amount of Dilutions that occurred during such calendar month by (b) the aggregate gross sales of the Originators during the calendar month that is one month prior to such calendar month, provided, however, that the crediting of accrual balances included in the definition of “Accrual Reserve Amount” to the Outstanding Balances of related Pool Receivables from time to time in accordance with the Credit and Collection Policy and the terms of the related Contracts shall not constitute “Dilution” for purposes of this definition. ~~solely for purposes calculating the Dilution Ratio with respect to that calendar month of February of each year (and the related Servicer Report delivered in March of each year), the amount determined pursuant to clause (a) above shall be the greater of (i) the arithmetic average of the aggregate amount of Dilutions that occurred during each of the eleven (11) consecutive calendar months immediately preceding such February calendar month, and (ii) the excess (if any) of (x) the aggregate amount of Dilutions that occurred during such February calendar month, over (y) $6,000,000.~~

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SECTION 2.  Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to each of the other parties hereto that, as to itself:

(a)Representations and Warranties.  Each of the representations and warranties made by it under the Receivables Purchase Agreement and each of the other Transaction Documents to which it is party are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties (A) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and/or (B) are qualified by materiality, in which case they shall be true and correct in all respects).

(b)Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s legal, valid and binding obligations, enforceable against it in accordance with the terms hereof and thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)No Default.  On the date hereof, both before and immediately after giving effect to this Amendment, no Termination Event or Incipient Termination Event has occurred and is continuing.

(d)Further Assurances.  Such Person agrees to provide (or to cause to be provided) to the Administrative Agent a copy of all agreements, documents, certificates and instruments, if any, relating to the subject matter of this Amendment, as the Administrative Agent may reasonably request.

SECTION 3.  Condition Precedent.  This Amendment shall become effective, as of the date first above written, upon receipt by the Administrative Agent of duly executed counterparts of this Amendment from each of the parties hereto.

SECTION 4.  Reference to and Effect on the Receivables Purchase Agreement.

(a)Upon the effectiveness of this Amendment, (i) each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended or otherwise modified hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended or otherwise modified hereby.

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(b)Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Receivables Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Receivables Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.  Transaction Document.  This Amendment shall constitute a Transaction Document.

SECTION 7.  Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 8.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 9.  Fees and Expenses.  Seller hereby confirms its agreement to pay on demand all reasonable, properly documented costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of outside legal counsel to the Administrative Agent with respect thereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

ARMSTRONG RECEIVABLES COMPANY LLC

By:	/s/ Bryan Y.M. Tham
Name:	Bryan Y.M. Tham
Title:	Secretary

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Lingling Stewart
Name:	Lingling Steward
Title:	Director, Treasury

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THE BANK OF NOVA SCOTIA, as Administrative Agent, Related Committed Purchaser and LC Bank

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

LIBERTY STREET FUNDING LLC, as Conduit Purchaser

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

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